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                                                                     Exhibit 5.2


       [FITZGERALD, SCHORR, BARMETTLER & BRENNAN, P.C., L.L.O. LETTERHEAD]


                                  May 15, 2003


Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI 53214

Addax, Inc.
2135 Cornhusker Hwy.
Lincoln, NE 68521

Latham & Watkins
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004

          Re: REGISTRATION STATEMENT ON FORM S-4 RELATING TO $225,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10-1/8% SENIOR SUBORDINATED NOTES DUE 2012

Ladies and Gentlemen:

          In connection with the registration of $225,000,000 aggregate principal amount of 10-1/8% Senior Subordinated Notes due 2012 (the "Securities") by Rexnord Corporation, a Delaware corporation (the "Company") and each of the co-registrants, the guarantees of the Securities (the "Guarantees") by each of the entities listed on Schedule A hereto (the "Guarantors"), and specifically that certain guaranty of the Securities (the "Covered Guaranty") by Addax, Inc., a Nebraska corporation (the "Covered Guarantor"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 9, 2003, and amended on March 19, 2003, April 17, 2003, May 14, 2003 and May 15, 2003 (File No. 333-102428), (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to an indenture dated as of November 25, 2002 (the "Indenture") by and among the Company, each of the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). The Securities and the Guarantees will be issued in exchange for the Company's outstanding 10-1/8% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture, the Securities and the Guarantees are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.


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          In our capacity as special counsel to the Covered Guarantor, in connection with such registration, we are familiar with the proceedings taken by the Covered Guarantor in connection with the authorization and issuance of the Covered Guaranty, and have reviewed a signed copy of the Covered Guaranty bearing the signature of Thomas J. Jansen.

          In addition, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents:

          (a) the Articles of Incorporation of Addax, Inc., as filed with the Nebraska Secretary of State on November 13, 1985;

          (b)     the Bylaws of Addax, Inc.;

          (c) the Certificate of Good Standing with respect to the Covered Guarantor from the Nebraska Secretary of State dated March 11, 2003 (the "Certificate of Good Standing");

          (d) the Written Consent in Lieu of a Special Meeting of the Directors of Addax, Inc., dated November 25, 2002 (the "Appointment Consent"); and

          (e) the Written Consent in Lieu of a Special Meeting of the Board of Directors of Addax, Inc., dated November 25, 2002 (the "Directors' Consent").

          The documents described in (a) through (e) above are collectively referred to herein as the "Corporate Documents". With respect to all factual matters, we have relied solely upon, and have assumed the accuracy, completeness and genuineness of, the representations, warranties and certificates contained in and made pursuant to, the Operative Documents and the Corporate Documents.

         We have not served as general counsel for any of the parties to, nor have we been involved in the transactions contemplated in, the Operative Documents. We have represented the Covered Guarantor only with respect to the rendering of this opinion.

          In rendering the opinions set forth below, we have relied, with your permission, upon the following specific assumptions, the accuracy of which we have not independently verified:

          (a) Except for the Operative Documents, there are no other documents or agreements executed by or between any of the parties that would expand or otherwise modify the obligations of the Covered Guarantor under the Covered Guaranty or that would have any effect on the opinion rendered herein;

          (b) In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies; and

          (c) the Bylaws of the Covered Guarantor that have been provided to us are the current Bylaws of the Covered Guarantor, and there have been no Amendments to such Bylaws that would have any effect on the opinion rendered herein;


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          We are opining herein as to the effect on the subject transaction only of the laws of the State of Nebraska, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including the federal laws of the United States, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

          (1) The Covered Guaranty to be executed and delivered by the Covered Guarantor set forth in the Indenture has been duly authorized by all necessary corporate action of the Covered Guarantor, and the Covered Guaranty has been duly executed and delivered by the Covered Guarantor.

          To the extent that the obligations of the Company and each Guarantor under the Operative Documents may be dependent upon such matters, we assume for purposes of this opinion that each Guarantor other than the Covered Guarantor:
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Operative Documents to which it is a party; (c) is duly qualified to engage in the activities contemplated by each such Operative Document; and (d) has duly authorized, executed and delivered each such Operative Document.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" contained in the prospectus contained therein.


                                               Very truly yours,

                                               /s/ Thomas R. Ostdiek

                                               THOMAS R. OSTDIEK
                                               For the Firm


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                                   SCHEDULE A


NAME                                                               JURISDICTION
PT Components Inc.                                                 Delaware
RAC-I Inc.                                                         Delaware
RBS Acquisition Corporation                                        Delaware
RBS China Holdings L.L.C.                                          Delaware
RBS Global Inc.                                                    Delaware
RBS North America Inc.                                             Delaware
Rexnord Germany-1 Inc.                                             Delaware
Rexnord International Inc.                                         Delaware
Rexnord North America Holdings Inc.                                Delaware
Winfred Berg Licensco Inc.                                         Delaware
W.M. Berg Inc.                                                     Delaware
Prager Incorporated                                                Louisiana
Addax Inc.                                                         Nebraska
Clarkson Industries Inc.                                           New York
Rexnord Ltd.                                                       Nevada
Rexnord Puerto Rico Inc.                                           Nevada
Betzdorf Chain Co. Inc.                                            Wisconsin
